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                                                                    Exhibit 4.17


                                                                  EXECUTION COPY


                          DATED AS OF 12TH MARCH, 1998

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                                       and

                            THE CHASE MANHATTAN BANK


               --------------------------------------------------

                               CHARGE OVER SHARES

                                       in

                             NSM STEEL COMPANY, LTD

               --------------------------------------------------


                                MAPLES and CALDER
                                      Asia

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                                      -2-


THIS DEED OF CHARGE is made as of the 12th day of March, 1998.

BETWEEN:

1. NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED, a company incorporated under the laws of Thailand and whose registered office is at 16th Floor, UM Tower Building, 9 Ramkhamhaeng Road, Khet Suanluang, Bangkok 10250, Thailand (the "Shareholder"); and

2. THE CHASE MANHATTAN BANK whose registered office is at 450 West 33rd Street, New York, New York 10001, USA as trustee (in such capacities, the "Trustee") under each of the Indentures referred to below and as collateral agent (in such capacity, the "Collateral Agent") hereunder.

WHEREAS:

(A) NSM Steel Company, Ltd ("NSM Cayman") and NSM Steel (Delaware), Inc. ("NSM Delaware") have, pursuant to a purchase agreement (the "Purchase Agreement") dated 2nd March, 1998 between NSM Cayman, NSM Delaware, the Shareholder and the purchasers named therein (the "Purchasers"), agreed to issue up to $249,000,000 principal amount at maturity of 12% Senior Mortgage Notes Due 2006 (the "Senior Notes") and US$175,010,000 (Gross Proceeds) Representing 203,500 Units (the "Units" and together with the Senior Notes, the "Offered Securities"), each Unit consisting of one 12 1/4% Senior Subordinated Mortgage Note Due 2008 with a principal amount at maturity of US$1,000 (the "Senior Subordinated Notes" and together with the Senior Notes, the "Notes") and 633.09266 warrants, each to purchase one ordinary share, par value 10 Baht per share, of the Shareholder. In connection with, and concurrently with the consummation of, the issuance of the Offered Securities, NSM Cayman and NSM Delaware propose to consummate a private placement consisting of US$53,133,016 aggregate principal amount at maturity of 12 3/4% Subordinated Second Mortgage Debentures Due 2009 (the "Debentures").

(B) The Senior Notes will be constituted by a senior note indenture (the "Senior Note Indenture") to be dated as of 1st March, 1998 between the Shareholder, the Trustee, NSM Cayman and NSM Delaware. The Senior Subordinated Notes will be constituted by a senior subordinated note indenture (the "Senior Subordinated Note Indenture") to be dated as of 1st March, 1998 between the Shareholder, the Trustee, NSM Cayman and NSM Delaware. The obligations of NSM Cayman and NSM Delaware under the Notes, the Senior Note Indenture and the Senior Subordinated Note Indenture are referred to herein as the "Note Obligations". The Debentures will be constituted by a debenture indenture (the "Debenture Indenture" and together with the Senior Note Indenture and the Senior Subordinated Note Indenture, the "Indentures") to be dated as of 1st March, 1998 between the Shareholder, the Trustee, NSM Cayman and NSM Delaware. The obligations of NSM Cayman and NSM Delaware under the Debentures and the Debenture Indenture are referred to herein as the "Debenture Obligations".

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(C)   Under the terms of the Indentures, the Shareholder has irrevocably and unconditionally guaranteed the due and punctual payment of the principal of, premium, if any, and interest on, and all other amounts payable under, the Notes and the Debentures.

(D) The Shareholder is the legal and beneficial owner of the entire issued share capital of NSM Cayman.

(E) One of the conditions precedent to the Purchase Agreement is that the Shareholder enters into this Deed in favour of the Trustee and the Collateral Agent for their benefit and the benefit of the holders of the Notes and the Debentures, including any Depository therefor, (and each of their respective successors or assigns) (such holders, the "Secured Parties").

NOW THIS DEED WITNESSETH AS FOLLOWS:

1.    INTERPRETATION

(1)   Defined expressions

      Words and expressions defined in the Indentures shall, unless the context otherwise requires, have the same meanings when used in this Deed.

(2)   Definitions

      In this Deed, unless the context otherwise requires:

      "Collateral Agent" includes the successors and permitted assigns of the Collateral Agent.

      "Encumbrance" has the same meaning as that ascribed to "Lien" in the Indentures.

      "Event of Default" has the meaning ascribed to it in the Indentures.

      "Majority Noteholders" means the holders of a majority in principal amount of the outstanding Senior Notes (the "Majority Senior Noteholders") or, as the case may be, the Senior Subordinated Notes (the "Majority Senior Subordinated Noteholders") or, as the case may be, the Debentures (the "Majority Debenture Holders").

      "Notes DSR Account" has the meaning ascribed to it in Annex A of the Security Sharing Agreement.

      "Offshore Revenue Account" has the meaning ascribed to it in Annex A of the Security Sharing Agreement.

      "Outstanding Indebtedness" means the aggregate outstanding indebtedness under the Notes and the Debentures and all interest and other amounts from time to time owing to the Trustee and/or the holders of the Notes and/or the holders of the Debentures, under the Notes, the Debentures or each of the Indentures.

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                                      -4-


      "Permitted Encumbrance" means this Deed or any other Encumbrance created or expressly permitted to be created under the Indentures.

      "Relevant Jurisdiction" means any jurisdiction in which or where the Shareholder is incorporated, residents, domiciled, has a permanent establishment, carries on or has a place of business or is otherwise effectively connected.

      "Secured Property" means the Shares and all stock, shares, warrants, securities, rights, moneys or property (including the dividends, interest or income thereon or therefrom) accruing or acquired at any time and from time to time by way of redemption, purchase, bonus, preference, option, or otherwise to or in respect of or derived from all or any of the Shares or any derivatives thereof, including the proceeds of any sale of any of the Shares.

      "Security Sharing Agreement" has the meaning ascribed to it in the Indentures.

      "Shares" means the shares in the capital of NSM Cayman registered in the name of the Shareholder and beneficially owned by the Shareholder details of which are set out in Schedule 1 and shall include any other shares in the capital of NSM Cayman which may hereafter be registered in the name of, or beneficially owned by, the Shareholder and/or its nominees.

      "Shareholder" includes the successors and permitted assigns of the Shareholder.

      "Trustee" includes the successors and permitted assigns of the Trustee.

(3)   Headings

      Clause headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Deed.

(4)   Construction of certain terms

      In this Deed, unless the context otherwise requires:

      (a) References to clauses and schedules are to be construed as references to clauses of, and schedules to, this Deed and references to this Deed and its schedules.

      (b) References to (or to any specified provision of) this Deed or any other documents shall be construed as references to this Deed, that provision or that document as in force for the time being as amended in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties, and where such consent is by the terms of this Deed or the relevant document required to be obtained as a condition to such amendment being permitted, the prior written consent of the Trustee.

      (c) References to a "regulation" include any present or future regulation, rule, directive, requirement, request, guideline (whether or not having the force of law)

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                                      -5-


            of any agency, authority, central bank or government department or any self regulatory or other national or supra-national authority.

      (d) Words importing the plural shall include the singular and vice versa.

      (e) References to a person shall be construed as references to an individual, firm, corporation, unincorporated body of persons or any government entity.

      (f) References to any enactment shall be construed as references to such enactment as re-enacted, amended or extended.

2.    COVENANT TO PAY AND CHARGE

(1)   Covenant to pay

      The Shareholder hereby covenants and undertakes with the Trustee as trustee under the Indentures that it will duly and punctually pay and discharge to or to the order of the Trustee all of the Outstanding Indebtedness whether as principal or surety and whether or not jointly with another person, or in connection with the enforcement of this deed all at the times and in the manner provided for in the Indentures.

(2)   Charge

      By way of security for the discharge and payment of the Outstanding Indebtedness, the Shareholder as beneficial owner hereby charges and agrees to charge to the Collateral Agent and as a continuing security for the payment of all moneys and the discharge of all obligations and liabilities hereby covenanted to be paid, by way of a first fixed charge, all of its right, title and interest in and to all of the Secured Property.

(3)   Collateral Agent

      The Trustee hereby irrevocably appoints and authorizes the Collateral Agent to act as collateral agent for and on its behalf in respect of the Secured Property on the same terms and conditions as provided under Articles 3 and 4 of the Security Sharing Agreement and the Shareholder hereby acknowledges, accepts and confirms the terms of such appointment; provided, however, that for purpose of this Deed references in such Articles 3 and 4 (i) to the "Secured Creditors" shall be deemed to be references to the Secured Parties, (ii) to the "Security Documents" shall be deemed to be references to this Deed, (iii) to the "Secured Creditors' Representative" shall be deemed to be references to the Trustee, (iv) to the "Shared Collateral" shall be deemed to be references to the Secured Property (as defined herein), (v) to the "Collateral" shall be deemed to be references to the Secured Property, (vi) to the "Credit Documents" shall be deemed to be references to the Indentures, the Notes, the Debentures and this Deed, (vii) to "Secured Indebtedness" and "Total Secured Indebtedness" shall be deemed to be references to the Outstanding Indebtedness, (viii) to the "Revenue Account, the Operating Account and the Notes Sinking Fund Account" shall be deemed to be references to the Notes DSR Account and

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                                      -6-


      the Offshore Revenue Account, (ix) to the "Issuers and the Company" shall be deemed to be references to the Shareholder, (x) to "this Agreement" when used alone and not in conjunction with the term "Security Documents" shall be deemed to be references to this Deed, (xi) to "this Agreement" when used in conjunction with the term "Security Documents" shall be deemed to have been deleted; and all references to the "Thai Lenders", the "Thai Facility Agent" and the "Bank Credit Facility" in such Articles 3 and 4 shall be deemed to have been deleted.

3.    REPRESENTATIONS AND WARRANTIES

(1)   Representations and warranties

      The Shareholder hereby represents and warrants to the Collateral Agent that:

      (a) The Shareholder is the registered holder of the Shares and the beneficial owner of and has full right and title to, and has hereby charged, the Secured Property and the Shares are free from any Encumbrance of any kind (other than the Encumbrances hereby created) and are not, nor shall they be, subject to any option.

      (b) The Shares are fully paid (or credited as fully paid) and non-assessable, no calls have been, or can be, made in respect of the Shares and the Shares constitute 100 per cent. of the issued share capital of NSM Cayman.

      (c) The Shareholder is duly incorporated and validly existing under the laws of Thailand and has power and authority to carry on its business as it is now being conducted and to own its property and other assets.

      (d) The Shareholder has the power and authority to execute, deliver and perform its obligations under this Deed and all necessary corporate, shareholder and other action has been taken to authorize the execution, delivery and performance of the same.

      (e) This Deed constitutes legal, valid and binding obligations of the Shareholder enforceable in accordance with its terms.

      (f) The execution and delivery of, the performance of its obligations under, and the compliance by the Shareholder with the provisions of this Deed will not (i) contravene any existing applicable law, statute, rule, or regulation or any judgment, decree or permit to which the Shareholder is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Shareholder is a party or is subject or by which it or any of its properties is bound, (iii) contravene or conflict with any provision of the Shareholder's constitutional documents, or (iv) result in the creation or imposition of or oblige the Shareholder to create any Encumbrance

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                                      -7-


            (other than a Permitted Encumbrance) on the Shareholder's undertaking or on the Shareholder's assets, rights or revenues.

      (g) No litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Shareholder, threatened against the Shareholder which could have a material adverse effect on the business, assets or financial condition of the Shareholder.

      (h) The choice by the Shareholder of Cayman Islands law to govern this Deed and the submission by the Shareholder to the non-exclusive jurisdiction of the Cayman Islands courts is legal, valid and binding on the Shareholder.

      (i) Every consent, authorization, license or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Shareholder to authorize, or required by the Shareholder in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Deed or the performance by the Shareholder of its obligations hereunder or thereunder has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions imposed in or in connection with any of the same.

      (j) The obligations of the Shareholder under this Deed are direct, general and unconditional obligations of the Shareholder.

      (k) The Shareholder has not taken or received any security or lien from NSM Cayman in respect of any liability hereunder or in respect of any other liability of NSM Cayman to the Shareholder.

      (l) It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Deed that it or any other instrument be notarized, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction on or in relation to this Deed and this Deed is in proper form for its enforcement in the courts of any Relevant Jurisdiction.

      (m) Neither the Shareholder nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).

      (n) By virtue of the execution and delivery by the Shareholder of this Deed, the Collateral Agent will obtain a valid and perfected first fixed charge upon and security interest in all of the Secured Property as security for the payment and discharge of the Outstanding Indebtedness.

      (o) All information set forth herein relating to the Secured Property is accurate and complete in all material respects as of the date hereof.

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                                      -8-


(2)   Repetition

      Each of the representations and warranties contained in clause 3(l) shall be deemed to be repeated by the Shareholder on each Interest Payment Date until all moneys due or owing by NSM Cayman or NSM Delaware under the Notes, the Debentures or the Indentures have been repaid in full as if made with reference to the facts and circumstances existing on each such day.

4.    COVENANTS

(1)   Supporting documents

      The Shareholder hereby covenants with the Collateral Agent that during the continuance of this Deed the Shareholder will at all times deposit with the Collateral Agent and permit the Collateral Agent during the continuance of this security to hold and retain:

      (a)   Certificates

            all stock and share certificates and documents of title relating to the Shares together with any other documents of title relating to the Secured Property;

      (b)   Transfers

            transfers of all Shares duly completed in favour of the Collateral Agent or its nominees or otherwise as the Collateral Agent may direct in the form set out in Schedule 2 together with letters of authority in respect of such transfers in the form set out in
            Schedule 3;

      (c)   Irrevocable proxies

            an irrevocable proxy in respect of the Shares executed by the Shareholder in favour of the Collateral Agent in the form set out in
            Schedule 4 entitling the Collateral Agent to exercise, subject to clause 5(l), all voting rights in respect of the Shares;

      (d)   Directors' resignation letters

            executed but undated resignation letters from each director of NSM Cayman in the form set out in Schedule 5 together with letters of authority from each director of NSM Cayman in the form set out in
            Schedule 6;

      (e)   Dividend mandate

            an executed but undated dividend mandate in favour of the Collateral Agent in the form set out in Schedule 7 together with a letter of authority in respect of such mandate in the form set out in Schedule 8; and

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      (f)   Further documents

            all such other documents as the Collateral Agent may from time to time require for perfecting its title to the Shares and/or the Secured Property or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser to the intent that the Collateral Agent may at any time without notice present them for registration.

(2)   Continuing covenants

      The Shareholder hereby further covenants with the Collateral Agent that during the continuance of this Deed the Shareholder will at all times:

      (a)   Prompt payment

            Duly and promptly pay all calls, installments or other payments which from time to time become due in respect of any of the Shares.

      (b)   Negative undertakings

            Not (without the prior written consent of the Collateral Agent):

            (i) create or permit to subsist any Encumbrance (other than a Permitted Encumbrance) on or over the Secured Property or any part thereof or interest therein;

            (ii) sell, transfer or otherwise dispose of the Secured Property or any part thereof or interest therein or attempt or agree to do so;

            (iii) suffer or permit NSM Cayman to cancel, increase, create or issue or agree to issue or put under option or agree to put under option any share or loan capital or obligation now or hereafter convertible into any class of share or loan capital of or in NSM Cayman;

            (iv) suffer or permit NSM Cayman to make any alteration to, grant any rights in relation to or otherwise re-organize or purchase or reduce share capital or reserves of NSM Cayman in any way or enter into any composition or arrangement with its creditors or any class of creditors of NSM Cayman;

            (v) convene any meeting with a view either to the alteration of any of the provisions of NSM Cayman's memorandum and articles of association or to passing a resolution that NSM Cayman be wound up; or

            (vi) suffer or permit NSM Cayman to permit any person other than the Shareholder to be registered as holders of Shares or any part thereof.

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                                      -10-


      (c)   Appointment of further directors

            Duly and promptly notify the Collateral Agent of the appointment of any further directors of NSM Cayman and thereafter duly and promptly deliver to the Collateral Agent the letter or letters of resignation and letter or letters of authority referred to in clause 4(l) duly signed by such additional directors.

      (d)   Maintenance of value of security

            Not do or cause to be done anything which in any way depreciates, jeopardises or otherwise prejudices the value to the Secured Parties of the security created by this Deed.

      (e)   Indebtedness due from NSM Cayman

            Except pursuant to any of the Indentures, not demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to the Shareholder from NSM Cayman or any other person liable or demand or accept any security in respect of the same or assign or charge the same as security.

      (f)   No set-off or counterclaim

            Not claim any set-off or counterclaim against NSM Cayman or any other person liable or claim or prove in the liquidation of NSM Cayman or any other person liable or have the benefit of, or share in, any payment from or composition with, NSM Cayman or any other person liable for any Indebtedness of NSM Cayman or any other person liable but so that, if so directed by the Collateral Agent, it will prove for the whole or any part of its claim in the liquidation or bankruptcy of NSM Cayman on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for each of the Secured Parties and applied in or towards discharge of the liabilities and obligations of the Shareholder to the Secured Parties under this Deed in such manner as the Collateral Agent shall deem appropriate.

      (g)   No subrogation

            Not exercise its rights of subrogation, reimbursement and indemnity against NSM Cayman.

      (h)   Payments and compositions

            Not have the benefit of any share in any payment or composition from NSM Cayman or any other person or in any other guarantee or security now or hereafter held by any agent of the holders of the Notes or the Debentures.

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      (i)   No encumbrance

            Not take or receive any Encumbrance from NSM Cayman in respect of the liability of the Shareholder under this Deed.

      (j)   Reports and notices

            Promptly send to the Collateral Agent a copy of every report or other notice, statement or circular sent or delivered to the Shareholder by NSM Cayman.

(3)   Further covenants

      The Shareholder hereby further covenants and agrees with the Collateral
      Agent:

      (a)   Powers on default

            The Collateral Agent and its nominees, at the discretion of the Collateral Agent, may following the occurrence of any Event of Default, exercise in the name of the Shareholder or otherwise at any time whether pursuant to the powers conferred upon the Collateral Agent under the irrevocable proxy referred to in clause 4(l)(c) and whether before or after demand for payment and without any further consent or authority on the part of the Shareholder in respect of the Shares any voting rights.

      (b)   New registrations

            Following an Event of Default, the Shareholder shall duly register or procure that the directors of NSM Cayman duly register all transfers of Shares from time to time lodged with them by or on behalf of the Collateral Agent or its nominees and issue, and deliver to the Collateral Agent, a new certificate or certificates for the Shares in the name of the Collateral Agent or its nominees as soon as possible following receipt of such transfers from the Collateral Agent.

5.    DIVIDENDS AND VOTING RIGHTS

(1)   Voting rights

      Unless and until an Event of Default has occurred and is continuing or the Shareholder is in breach of any term of this Deed, the Shareholder shall be entitled to exercise all voting and other rights vested in the holder of the Shares provided that the Shareholder shall not exercise such rights in a manner which would or might derogate from the security created by this Deed or conflict with any provision of any of the Indentures.

(2)   Dividend rights

      If an Event of Default has occurred and is continuing or the Shareholder is in breach of any term of this Deed, the Collateral Agent may (and shall if the Trustee on behalf of and

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                                      -12-


      acting at the direction of the relevant Majority Noteholders so requires), in accordance with clause 5(3), require that any dividends, interest or other moneys which may be paid or payable in respect of the Secured Property shall be paid to the Collateral Agent and shall be applied by the Collateral Agent in accordance with clause 7(5) of this Deed. So long as no Event of Default has occurred and is continuing and the Shareholder is not in breach of any term of this Deed and so long as the payment of any dividends does not constitute or give rise to a breach of any provision of the Indentures, any such dividends shall be paid to the Shareholder.

(3)   Delivery of dividend mandate

      Upon the occurrence of an Event of Default or other breach referred to in clause 5(2), the Collateral Agent may complete, date and deliver to NSM Cayman the dividend mandate referred to in clause 4(l)(e).

(4)   Payment of dividends and interest

      Any dividends, interest or other moneys or property hereby charged which may be received by the Shareholder after the power of sale under clause 7(l) has arisen shall be held in trust for the Collateral Agent and paid or delivered to the Collateral Agent on demand in writing for application in accordance with clause 7(5) of this Deed.

6.    FURTHER ASSURANCE

(1)   Execution of further charges

      The Shareholder shall, at its own expense at any time if and when required by the Collateral Agent, execute such further legal or other charges or assignments in favour of the Collateral Agent as the Collateral Agent shall from time to time reasonably require over all or any of the Secured Property and all rights relating thereto both present and future (including any substituted securities) and any other transfers or documents the Collateral Agent may from time to time require for perfecting its title to the same or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser to secure all moneys, obligations and liabilities hereby covenanted to be paid or otherwise hereby secured or to facilitate realisation of the Secured Property or the exercise of the powers conferred on the Collateral Agent, such further charges or assignments to be prepared by or on behalf of the Collateral Agent at the cost of the Shareholder and to contain an immediate power of sale without notice and such other clauses for the benefit of the Secured Parties as the Collateral Agent may reasonably require.

(2)   Registration

      The Shareholder also undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the reasonable opinion of the Collateral Agent may be necessary or desirable for the purpose of more effectually charging the Secured Property or perfecting the security constituted or intended to be constituted by this Deed.

7.    POWERS OF THE COLLATERAL AGENT

(1)   Enforcement

      At any time after the occurrence of an Event of Default or breach of the terms of this Deed:

      (a)   Completion of transfers

            the Collateral Agent and any nominee of the Collateral Agent wheresoever situated may (and shall if the Trustee on behalf of and at the direction of the relevant Majority Noteholders so requires) complete the instruments of transfer in respect of the Shares deposited with the Collateral Agent in accordance with clause 4(1)(b) by dating the same and may submit all or any of the said instruments of transfer together with any stock or share certificates in respect thereof for registration in the name of the Collateral Agent or any nominee of the Collateral Agent and thereafter the Collateral Agent and any nominee of the Collateral Agent may exercise without further notice all the powers or rights which may be exercisable by the registered holder of the Shares; and

      (b)   Application of dividends and interest

            any dividends, interest or other payments which may be received or receivable by the Collateral Agent or by any nominee of the Collateral Agent in respect of any other Secured Property may be applied by the Collateral Agent as though they were proceeds of sale.

(2)   Sale or disposal

      In exercising the powers referred to in clause 7(l), the Collateral Agent may Sell or dispose of the Secured Property or any part thereof at such times in such manner for such consideration and generally on such terms and conditions as the Collateral Agent may think fit. Any such sale or disposition may be for cash, debentures or other obligations, shares, stock, securities or other valuable consideration and be payable immediately or by installments spread over such period as the Collateral Agent shall think fit.

(3)   No inquiry by purchaser

      No purchaser or other person shall be bound or concerned to see or inquire whether the security hereby constituted has become enforceable or whether any power exercised or purported to be exercised by the Collateral Agent has become exercisable nor be concerned with notice to the contrary or with the propriety or regularity of the exercise or purported exercise of such powers.

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                                      -14-


(4)   Receipt

      Upon any sale of any of the Secured Property, the receipt of the Collateral Agent for the purchase money shall effectually discharge the purchaser or person paying the same therefrom and from being concerned to see to the application or being answerable for the loss or misapplication thereof.

(5)   Application of proceeds

      The proceeds of enforcement, collection or other realisation of all or any part of the Secured Property pursuant hereto shall be paid to the Collateral Agent. All such sums received by the Collateral Agent from any sale of any of the Secured Property under the power hereby conferred shall be applied as follows:

      First: in or towards payment or satisfaction of an costs, charges, fees, expenses and liabilities incurred and payments made by and indemnities owed to (collectively "costs") the Collateral Agent and any receiver, attorney, agent, delegate, sub-delegate or other person (each a "receiver") appointed by the Collateral Agent in accordance with the terms of this Deed or the Indentures in connection with the performance of its obligations hereunder or thereunder or the execution or purported execution of any powers, authorities or discretions vested in it or him pursuant hereto or thereto including (without limitation to the generality of the foregoing) any remuneration of the Collateral Agent;

      Second: Pro-rata to: the Notes Depositary and the Notes Trustees in payment for all Note Obligations that consist of costs incurred in connection with the administration of the Note Depositary Agreement and the applicable Indentures;

      Third: To the payment in full of the Note Obligations (the amounts so applied to be distributed among the Secured Parties ratably to their respective entitlements of the applicable Secured Parties (as the case may be) in accordance with the amounts of the Note Obligations owed to them on the date of any such distribution);

      Fourth: To the Debenture Depositary and the Debenture Trustee in payment for all Debenture Obligations that consist of costs incurred in connection with the administration of the Debenture Depositary Agreement and the Debenture Indenture;

      Fifth:      To the payment in full of the Debenture Obligations; and

      Six: To the extent that any funds remain, to the Shareholder, to such other person as the Shareholder may direct or as a court of competent jurisdiction may otherwise direct.

(6)   Indemnity

      The Shareholder hereby agrees and undertakes to indemnify the Collateral Agent against all losses, actions, claims, expenses, demands, obligations and liabilities whatsoever and whenever arising which may now or hereafter be incurred by it or by any of its agents, officers or employees for whose liability, act or omission it or they, or any of them may be answerable (other than as may arise as a result of the negligence, wilful default or fraud of the Collateral Agent or any of its agents, officers or employees) in respect of, in relation to or in connection with anything done or omitted to be done in the exercise or purported exercise of the powers contained in this Deed or otherwise in connection therewith or with any part of the Secured Property.

(7)   Liability of Collateral Agent

      The Collateral Agent shall not be liable to account as mortgagee in possession in respect of all or any of the Secured Property and shall not be liable for any loss upon realisation or for any neglect or default to present any coupon, bond or stock drawn for repayment or for any failure to pay any call or instalment or to accept any offer or to notify the Shareholder of any such matter or for any other loss of any nature whatsoever in connection with the Secured Property.

8.    ATTORNEY

(1)   Power of attorney

      The Shareholder hereby irrevocably and by way of security appoints the Collateral Agent and any person nominated for the purpose by the Collateral Agent in writing under hand of an officer of the Collateral Agent, with full power of substitution, to be its attorney and in its name and on its behalf and as its act and deed or otherwise to sign, execute, seal, deliver and complete any transfers of other documents which the Collateral Agent may reasonably require for perfecting its title to or for vesting the Secured Property in the Collateral Agent or its nominees or in any purchaser and to make any alteration or addition to the Secured Property comprised therein or any other alteration or addition and to re-deliver the same thereafter and otherwise generally to sign, seal, deliver and otherwise perfect any such transfers or other documents and any legal or other charges or assignments over the Secured Property referred to in clause 6 and to do all deeds, instruments, acts and things as may be required for the full exercise of any rights or powers hereby conferred including, for the avoidance of doubt, any sale or other disposition, realisation or getting in of the Secured Property and the shareholder hereby agrees forthwith on the request of the Collateral Agent to ratify and confirm all that the attorney shall lawfully do or cause to be done by virtue of these presents provided that the power of attorney contained herein shall not be exercisable unless and until an Event of Default has occurred.

(2)   Dealings with attorneys

      The exercise of such power by or on behalf of the Collateral Agent shall not put any person dealing with the Collateral Agent upon any enquiry as to whether an Event of Default has occurred, nor shall any such person be in any way affected by notice that no such event has occurred, and the exercise by the Collateral Agent of such power shall be conclusive evidence of its right to exercise the same.

(3)   Filings

      The Shareholder hereby irrevocably appoints the Collateral Agent to be its attorney in its name and on its behalf and as its act and deed or otherwise to agree the form of and to do and execute all deeds, instruments, acts and things to file, record, register, or enroll this Deed which the Collateral Agent may in its reasonable discretion consider necessary or advisable, now or in the future, in order to ensure the legality, validity, enforceability or admissibility in evidence of this Deed.

9.    CONTINUING SECURITY AND OTHER MATTERS

(1)   Continuing security

      It is agreed that the security created by this Deed and the obligations and liabilities of the Shareholder and the rights, remedies and powers of the Collateral Agent hereunder:

      (a) shall be held by the Collateral Agent as a continuing security for the payment in full of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in this Deed or the Indentures;

      (b) shall be in addition to and shall not prejudice or affect, and may be enforced by the Collateral Agent without prior recourse to any other right or remedy held by or available to the Collateral Agent;

      (c) may be enforced by the Collateral Agent without prior recourse to any such security as is referred to in clause 9(l)(b) and the Shareholder waives all rights it may have of first requiring the Collateral Agent to enforce any such security or guarantee or to proceed against or claim payment from NSM Cayman or any other person;

      (d) shall not be satisfied by any intermediate payment or satisfaction of any part of the Outstanding Indebtedness or by any settlement of accounts between NSM Cayman, the Shareholder or any other person who may be liable to the Collateral Agent or the holders of the Notes or the Debentures in respect of the Outstanding Indebtedness or any part thereof;

      (e) shall not in any way be prejudiced or affected by any time, indulgence or relief being given by the Collateral Agent to NSM Cayman or any other person, by any amendment or supplement to the Indentures or the terms and conditions of the Notes, or any other document, by the taking, variation, compromise, renewal or release of or refusal or neglect or perfection or enforcement of any right, remedy or security against NSM Cayman or any Other person or by anything done or omitted which but for this provision might operate to exonerate the Shareholder;

      (f) shall not in any way be prejudiced or affected by any change in the constitution of, or any amalgamation or reconstruction of NSM Cayman or any other person or by any legal limitation, disability, incapacity or other circumstances relating to NSM Cayman or any other person, whether or not known to any of the Secured Parties, by any invalidity or irregularity or unenforceability of the obligations of NSM Cayman or any other person under the Indentures or otherwise and so that in the event that any obligation or purported obligation of NSM Cayman or any other person which, if enforceable or valid or continuing, would be secured by this Deed is or becomes wholly or in part unenforceable or invalid or terminated for any reason whatsoever, the Shareholder will keep the Secured Parties fully indemnified against any loss suffered by it or them as a result of any failure by NSM Cayman or such other party to perform any such obligation or purported obligation; and

      (g) shall remain in full force and effect as to all Outstanding Indebtedness remaining unpaid, notwithstanding the discharge and payment in full of any of the Note Obligations or the Debenture Obligations, it being understood and agreed that upon any such discharge of any of the Note Obligations or the Debenture Obligations, the Shareholder, the Trustee and the Collateral Agent shall enter into such conforming changes hereto as shall be reasonably satisfactory to the Trustee confirming the rights provided hereunder in respect of the remaining Outstanding Indebtedness.

(2)   Rights additional

      All the rights, remedies and powers vested in the Collateral Agent hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Collateral Agent under this Deed, the Indentures or at law and all the powers so vested in the Collateral Agent may be exercised from time to time and as often as the Collateral Agent may deem expedient.

(3)   No enquiry

      The Collateral Agent shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Deed or to make any claim or take any action to collect any moneys receivable by the Collateral Agent in the exercise of any powers conferred by this Deed or to enforce any rights or benefits hereby assigned to the Collateral Agent or to which the Collateral Agent may at any time be entitled under this Deed.

(4)   Suspense account

      Any money received by virtue of or in connection with the security created by this Deed may be placed to the credit of a suspense account with a view to preserving the rights of the Collateral Agent to prove for the whole of the Outstanding Indebtedness against NSM Cayman in the event of any proceedings in, or analogous to, liquidation, composition or arrangement.

(5)   Settlements conditional

      Any release, discharge or settlement between the Shareholder and the Collateral Agent shall be conditional upon no security, disposition or payment to any of the Secured Parties by NSM Cayman, the Shareholder or any other person liable being void or set aside or ordered to be refunded pursuant to any provisions or enactments relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled, the Collateral Agent shall be entitled to enforce the security created by this Deed as if such release, settlement or discharge had not occurred and any such payment had not been made.

(6)   No responsibility for loss

      The Collateral Agent shall not be responsible for any loss occasioned by the timing of the exercise of its powers under this Deed.

10.   DISCHARGE OF SECURITY

      Upon payment to the Collateral Agent of the Outstanding Indebtedness in full, the security hereby constituted shall terminate and the Collateral Agent shall, at the request and cost of the Shareholder, deliver, transfer or cause to be released to the Shareholder or to such person or persons as it shall direct the documents and other articles referred to in clause 4(l) and release and retransfer the Secured Property to the Shareholder or to such person or persons as it shall direct, free and discharged from the security hereby constituted such release to be without recourse to, or warranty of, the Collateral Agent.

11.   CERTIFICATES

      Any certificates or determinations of the Collateral Agent as to the amount owing by the Shareholder to any of the Secured Parties, or secured by, this Deed shall, in the absence of manifest error, be conclusive and binding on and against the Shareholder.

12.   PAYMENTS

(1)   No deductions

      All payments to be made by the Shareholder under this Deed shall be made in full without any set-off or counterclaim whatsoever and, subject as provided in clause 12(2), free and clear of any deductions or withholdings in US dollars on the due date to such account as the Collateral Agent shall from time to time notify to the Shareholder.

(2)   Gross-up taxation

      If at any time the Shareholder is required to make any deduction or withholding in respect of any taxes from any payment due under this Deed for the account of the Collateral Agent, the sum due from the Shareholder in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Collateral Agent receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Shareholder shall indemnify the Collateral Agent against any losses or costs incurred by reason of any increased payment not being made on the due date for such payment. The Shareholder shall promptly deliver to the Collateral Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

(3)   Currency indemnity

      If any sum due from the Shareholder under this Deed has to be converted from the currency (the "first currency") in which the same is payable under this Deed into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Shareholder or (b) obtaining an order or judgment in any court or other tribunal, the Shareholder shall indemnify and hold harmless the Collateral Agent from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Collateral Agent may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency,

13.   NOTICES AND OTHER MATTERS

(1)   Notices

      Each notice or other communication under this Deed shall be sent by fax or letter to:

      (a) the Shareholder at 16th Floor, UM Tower Building, 9 Ramkhamhaeng Road, Khet Suanluang, Bangkok 10250, Thailand, fax no. +66 2 719 9828/9 (marked for the attention of the Managing Director);

      (b) the Collateral Agent at 450 West 33rd Street, New York, New York 10001, USA, fax no. + 1 212 946 8177 (ranked for the attention of Corporate Trust Department),

      or to such other fax number or address or marked for such other attention as the relevant party may from time to time in writing notify the other for the purposes of this Deed. Any such notice or communication shall be deemed received at the opening of business on the next business day (if sent by fax), or five business days after posting (if sent by airmail) or when delivered (if sent by hand or courier) and, in the event that there has been a change in such contact details which has not been notified to the other party, it shall nonetheless be deemed received notwithstanding such change in contact details. Any notice or other communication shall be irrevocable.

(2)   No waiver

      No failure or delay by the Collateral Agent in exercising any right, power or remedy vested in it under this Deed shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any right, power or remedy. The remedies provided in this Deed are cumulative and are not exclusive of any remedies provided by law.

(3)   Severability

      Each of the provisions of this Deed is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

(4)   Delegation of powers

      The Collateral Agent shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by this Deed (including the power vested in it by virtue of clause 8) in such manner, upon such terms and to such person as the Collateral Agent in its absolute discretion may think fit.

(5)   Benefit of this Deed

      This Deed shall be binding on, and inure for the benefit of, the Shareholder, the holders of the Notes and the Debentures, the Trustee and the Collateral Agent and their respective permitted successors and assigns.

(6)   Assignment by Shareholder

      The Shareholder may not assign or transfer any of its respective rights or obligations under this Deed without the prior written consent of the Collateral Agent.

(7)   Amendments

      No modifications, waiver or agreement of any provision of this Deed shall in any event be effective unless the same shall be in writing and signed by the Shareholder, the Trustee and the Collateral Agent, provided, however, that (i) no such modification, waiver or amendment shall adversely affect any of the Collateral Agent's rights, indemnities or rights to indemnification under this Deed or expand its duties or obligations under this Deed without the prior written consent of the Collateral Agent, and (ii) no such modification, waiver or amendment shall
      (A) create any lien on the Secured Property or any part thereof or terminate any part of the security interest of the Collateral Agent in all or substantially all of the Secured Property or (B) deprive the holders of the Notes or Debentures of any part of the security afforded hereunder, in each case without the consent of (x) the Trustee on behalf of and acting at the direction of the Majority Senior Noteholders and the Majority Senior Subordinated Noteholders (unless the holders of the Senior Notes and the Senior Subordinated Notes shall have released the Shareholder of its obligations hereunder) and (y) the Trustee on behalf of and acting at the direction of the Majority Debenture Holders.

14.   GOVFRNING LAW AND JURISDICTION

(1)   Governing law

      This Deed is governed by, and shall be construed in accordance with the laws of the Cayman Islands.

(2)   Submission to jurisdiction

      For the benefit of each of the Trustee, the Collateral Agent, the holders of the Notes and the holders of the Debentures, the Shareholder hereto irrevocably agrees that any legal action or proceedings arising out of or in connection with this Deed against it or its assets may be brought in the courts of the Cayman Islands and the Shareholder hereby submits to the jurisdiction of such courts. The Shareholder agrees to appoint and empower NSM Cayman at its registered office for the time being (currently Ugland House, South Church Street, PO Box 309, George Town, Grand Cayman, Cayman Islands) to receive, for and on its behalf, service of process issued out of the courts of the Cayman Islands in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Collateral Agent or the holders of the Notes or the Debentures to take proceedings against the Shareholder in any other jurisdiction, whether concurrently or not.

IN WITNESS whereof the parties have caused this Deed to be duly executed on the day and year first above written.

EXECUTED as a deed by                  )
Mr. Sawasdi Horrungruang               )
for and on behalf of                   )
NAKORNTHAI STRIP                       )
MILL PUBLIC                            )               /s/  Sawasdi Horrungruang
COMPANY LIMITED                        )              --------------------------
in the presence of:                    )

Witness's signature:

Name:

Address:



SIGNED for and                         )
on behalf of                           )
THE CHASE                              )               /s/  Valerie Dunbar
MANHATTAN BANK                         )              --------------------------
as Trustee                             )



SIGNED for and                         )
on behalf of                           )
THE CHASE                              )               /s/  Valerie Dunbar
MANHATTAN BANK                         )              --------------------------
as Collateral Agent                    )

                                   SCHEDULE 1

                                   The Shares



Name of shareholder:          Nakornthai Strip Mill Public Company Limited
Number of shares:             1,000
Par value of each share:      US$10.00
Share certificate no.:        001

                                   SCHEDULE 2

                         Form of instrument of transfer

                             Instrument of transfer


We, Nakornthai Strip Mill Public Company Limited (the "Transferor"), for value
received DO HEREBY transfer to             (the "Transferee") the 1,000 shares
standing in our name in the undertaking called


                             NSM STEEL COMPANY, LTD

to hold the same unto the Transferee subject to the memorandum and articles of association thereof.



SIGNED for and on behalf               )
of the Transferor                      )
NAKORNTHAI STRIP                       )
MILL PUBLIC                            )              --------------------------
COMPANY LIMITED                        )
in the presence of:                    )


Signature:
            --------------------------
Name:
            --------------------------
Address:
            --------------------------


Date:

                                   SCHEDULE 3

                    Form of shareholders' letter of authority



Date: 12th March, 1998

To:   The Chase Manhattan Bank
      450 West 33rd Street,
      New York, New York  10001
      USA


Dear Sirs,

NSM Steel Company, Ltd

We hereby unconditionally and irrevocably authorize you to date and otherwise complete the instrument of transfer in respect of our shares in NSM Steel Company, Ltd deposited by ourselves with you pursuant to the deed of charge (the "Charge") dated 12th March, 1998 between ourselves and yourselves, as and when you become entitled to date and complete the same pursuant to the terms of the Charge.


Yours faithfully,


--------------------------
For and on behalf of
Nakornthai Strip Mill
Public Company Limited

                                   SCHEDULE 4

                            Form of irrevocable proxy



Date: 12th March, 1998


We, Nakornthai Strip Mill Public Company Limited, hereby appoint The Chase Manhattan Bank as our proxy to vote at meetings of the shareholders of NSM Steel Company, Ltd (the "Company") in respect of any existing or further shares in the Company which may have been or may from time to time be issued to, us and/or registered in our name. This proxy is irrevocable by reason of being coupled with the interest of The Chase Manhattan Bank as chargee of the aforesaid shares.



--------------------------
For and on behalf of
Nakornthai Strip Mill
Public Company Limited

                                   SCHEDULE 5

                      Form of directors' resignation letter


Date:


To:   NSM Steel Company, Ltd
      Ugland House
      South Church Street
      George Town
      Grand Cayman
      Cayman Islands


Dear Sirs,

NSM Steel Company, Ltd

I hereby resign as a director/officer of the Company and confirm that I have no right to compensation or claims against the Company for loss of office, arrears of pay or otherwise.


Yours faithfully,


--------------------------
Director

                                   SCHEDULE 6

                     Form of directors' letter of authority


Date: 12th March, 1998


To:   The Chase Manhattan Bank
      450 West 33rd Street,
      New York, New York 10001
      USA


Dear Sirs.

NSM Steel Company, Ltd

I hereby unconditionally and irrevocably authorize you to date and otherwise complete the resignation letter in respect of NSM Steel Company, Ltd deposited by me with you. pursuant to the deed of charge (the "Charge") dated 12th March, 1998 between Nakornthai Strip Mill Public Company Limited and yourselves, as and when you become entitled to date and complete the same pursuant to the terms of the Charge.


Yours faithfully,


--------------------------
Director

                                   SCHEDULE 7

                            Form of dividend mandate


Date:


To:   NSM Steel Company, Ltd
      Ugland House
      South Church Street
      George Town
      Grand Cayman
      Cayman Islands


Dear Sirs,

NSM Steel Company, Ltd - Dividend mandate

With effect from today's date and pending receipt by you of instructions from ourselves and The Chase Manhattan Bank to the contrary we, Nakornthai Strip Mill Public Company Limited, hereby authorize you to pay any dividends, interest or other moneys paid or payable on the shares in NSM Steel Company, Ltd registered in our name to or to the order of The Chase Manhattan Bank of 450 West 33rd Street, New York, New York 10001, USA.


Yours faithfully,


--------------------------
For and on behalf of
Nakornthai Strip Mill
Public Company Limited

                                   SCHEDULE 8

                  Form of dividend mandate letter of authority


Date: 12th March, 1998


To:   The Chase Manhattan Bank
      450 West 33rd Street,
      New York, New York 10001
      USA


Dear Sirs,


NSM Steel Company, Ltd

We hereby unconditionally and irrevocably authorize you to date and otherwise complete the dividend mandate in respect of our shares in NSM Steel Company, Ltd deposited by ourselves with you pursuant to the deed of charge (the "Charge") dated 12th March, 1998 between ourselves and yourselves, as and when you become entitled to date and complete the same pursuant to the terms of the Charge.


Yours faithfully,


--------------------------
For and on behalf of
Nakornthai Strip Mill
Public Company Limited